Exhibit 10.6

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of August, 2021, by and among Memic Innovative Surgery Ltd., a company organized under the laws of the State of Israel (the “Issuer”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Maestro Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Issuer (the “Merger Sub”), and MedTech Acquisition Corporation, a Delaware corporation (the “SPAC”), will, immediately following the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, Merger Sub will be merged with and into the SPAC, with the SPAC surviving as a wholly owned subsidiary of the Issuer (the “Business Combination”), on the terms and subject to the conditions set forth therein (the Business Combination, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of Issuer’s ordinary shares, par value NIS 0.01 each (the “Ordinary Shares”) set forth on Subscriber’s signature page hereto (the “Shares”) for a purchase price of $10.00 per share, and for the aggregate purchase price set forth on Subscriber’s signature page hereto, which purchase price assumes that the Issuer has effected a stock split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”) similar to this Subscription Agreement, pursuant to which each such Other Subscriber has agreed to purchase Ordinary Shares at the Closing (as defined below) at the same per share purchase price as the Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 7,635,000 Ordinary Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby irrevocably agrees to subscribe for and purchase, substantially concurrently with the consumation of the Business Combination, and the Issuer hereby irrevocably agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2.             Representations, Warranties and Agreements.

2.1           Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer, as of the date hereof and as of the Closing, as follows:

2.1.1         Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2        This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming this Subscription Agreement constitutes the valid and binding agreement of the Issuer, then this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

2.1.3        The execution, delivery and performance by Subscriber of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to prevent or delay Subscriber’s timely performance of its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii)  result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4        Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

2.1.5         If the Subscriber is a resident of Israel or an entity organized under the laws of the State of Israel, the Subscriber represents that it is qualified as a “Classified Investor” under the First Supplement of the Israeli Securities Law of 1968, as amended (the “Israeli Securities Law”), by complying with at least one of the items (1) – (11) under such First Supplement. Prior to the date hereof, such Subscriber represents it has informed the Issuer under which items it is qualified as a “Classified Investor”, and provided the Issuer with supplemental information necessary to establish such qualification. The Subscriber is aware of the implications of the status of being a Classified Investor specified in the First Supplement of the Israeli Securities Law and consents thereto.

2.1.6        Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) pursuant to offers and sales that qualify as “offshore transactions” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. Subscriber understands that any certificates or book-entry records representing the Shares shall contain a restrictive legend to such effect in the following form (provided that such legend shall be subject to removal in accordance with Section 9.4 hereof):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

2.1.7        Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, the SPAC or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

2.1.8        If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.9        In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s representations, warranties and agreements in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber (i) has received, and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares (including with respect to the Issuer, the SPAC and the Transactions), (ii) has made its own assessment and (iii) is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber acknowledges that it has had an adequate opportunity to review the documents made available to the Subscriber by the Issuer in the virtual dataroom to which Subscriber has been granted access. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and the SPAC, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges that BofA Securities, Inc., Wells Fargo Securities, LLC and Raymond James & Associates, Inc. (collectively, the “Placement Agents”) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the SPAC or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer or the SPAC. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any of the Placement Agents or any of the Placement Agent’s respective affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the SPAC and the Shares, and the offer and sale of the Shares, and (ii) none of the Placement Agents nor any of their respective affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Shares. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change, and that any changes to such information, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder.

2.1.10      Subscriber became aware of this offering of the Shares solely by means of direct contact from either one of the Placement Agents or the Issuer as a result of a pre-existing substantive relationship (as interpreted in guidance from the Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer or its representatives (including any of the Placement Agents), and the Shares were offered to Subscriber solely by direct contact between Subscriber and such Placement Agent or the Issuer. Subscriber did not become aware of this offering of the Shares, nor, to Subscriber’s knowledge, were the Shares offered to Subscriber by any other means. Subscriber acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) assuming the representations and warranties of the Issuer are true and correct in all material respects, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.11      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the SPAC or the Issuer, nor any of their respective agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A)(C) or (J) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.12     Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.13      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.14      Subscriber, or its investment adviser, if applicable, hereby acknowledges and agrees that (i) each Placement Agent is acting solely as placement agent in connection with the offering of the Shares and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer, the SPAC or any other person or entity in connection with the offering of the Shares, (ii) no Placement Agent has made any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the offering of the Shares, (iii) no Placement Agent will have any responsibility to Subscriber with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Business Combination or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer, the SPAC, or the offering of the Shares, and (iv) no Placement Agent shall have any liability or obligation (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the offering of the Shares. Subscriber acknowledges that the Placement Agents, affiliates of the Placement Agents and their respective officers, directors, employees and representatives may have acquired non-public information with respect to the Issuer or the SPAC which Subscriber agrees, subject to applicable law, need not be provided to it.

2.1.15      Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (as amended, the “BSA”), as amended by the USA PATRIOT Act of 2001 (as amended, the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were derived legally and in compliance with OFAC sanctions programs.

2.1.16       If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Issuer nor any of its affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.17      Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of Subscriber and its affiliates.

2.1.18       If Subscriber is a foreign person (as defined in 31 C.F.R. § 800.224) and is acquiring a substantial interest (as defined in 31 C.F.R. § 800.244) in the Issuer, no national or subnational government of a single foreign state has a substantial interest (as defined in 31 C.F.R. § 800.244) in the Subscriber. No Subscriber who is a foreign person (as defined in 31 C.F.R. § 800.224) will acquire control (as defined in 31 C.F.R. § 800.208) of the Issuer.

2.1.19      Subscriber, on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1, will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1.

2.1.20     Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.18, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.1.21      Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, the Issuer, the SPAC, any of their respective affiliates or any of their respective control persons, officers, directors or employees), other than the statements, representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that no Other Subscriber pursuant to any Other Subscription Agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such subscriber) shall be liable to Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s share capital for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

2.2            Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing, as follows:

2.2.1        The Issuer is a corporation duly organized and validly existing under the laws of the State of Israel, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”).

2.2.2        The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement, the Shares will be free and clear of any liens, encumbrances (other than those arising under applicable securities laws), validly issued, fully paid and non-assessable and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the Issuer’s Articles of Association or under the Laws of the State of Israel.

2.2.3        The Transaction Documents have been duly authorized, executed and delivered by the Issuer and, assuming, solely with respect to this Subscription Agreement, that this Subscription Agreement constitutes a valid and binding obligation of Subscriber, then the Transaction Documents constitute the valid and binding obligations of the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights or subject to general principles of equity.

2.2.4        The execution, delivery and performance of the Transaction Documents (including compliance by the Issuer with all of the provisions thereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated therein will not (i) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect the legal authority or ability of the Issuer to enter into or timely perform its obligations under the Transactions Documents, including the sale and issuance of the Shares pursuant to this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5        As of the date of this Subscription Agreement, the authorized share capital of the Issuer is NIS 2,594,938.50 divided into (i) 140,000,000 Ordinary Shares, par value NIS 0.01 each (the “Existing Ordinary Shares”), (ii) 10,994,000 Series A Preferred Shares, par value NIS 0.01 each (the “Preferred A Shares”), (iii) 1,709,850 Series A-1 Preferred Shares, par value NIS 0.01 each (the “Preferred A-1 Shares”), (iv) 16,815,000 Series B Preferred Shares, par value NIS 0.01 each (the “Preferred B Shares”), (v) 17,950,000 Series C-1 Preferred Shares, par value NIS 0.01 each(the “Preferred C-1 Shares”), (vi) 3,925,000 Series C-2 Preferred Shares, par value NIS 0.01 each (the “Preferred C-2 Shares”), (vii) 42,500,000 Series D-1 Preferred Shares, par value NIS 0.01 each (the “Preferred D-1 Shares”), (viii) 7,000,000 Series D-2 Preferred Shares, par value NIS 0.01 each (the “Preferred D-2 Shares”), (ix) 5,800,000 Series D-3 Preferred Shares, par value NIS 0.01 each (the “Preferred D-3 Shares”), (x) 3,200,000 Series D-4 Preferred Shares, par value NIS 0.01 each (the “Preferred D-4 Shares”), and (xi) 9,600,000 Series D-5 Preferred Shares, par value NIS 0.01 each (the “Preferred D-5 Shares”). As of the date hereof: (i) 13,556,007 Ordinary Shares are issued and outstanding, (ii) 9,994,000 Preferred A Shares are issued and outstanding, (iii) 1,709,850 Preferred A-1 Shares are issued and outstanding, (iv) 16,811,112 Preferred B Shares are issued and outstanding, (v) 9,428,276 Preferred C-1 Shares are issued and outstanding, (vi) 1,750,967 Preferred C-2 Shares are issued and outstanding, (vii) 23,667,073 Preferred D-1 Shares are issued and outstanding, (viii) 5,600,870 Preferred D-2 Shares are issued and outstanding, (ix) 4,604,678 Preferred D-3 Shares are issued and outstanding, (x) no Preferred D-4 Shares are issued and outstanding, and (xi) 5,973,528 Preferred D-5 Shares are issued and outstanding. As of the date of this Subscription Agreement, the Issuer has outstanding (i) warrants exercisable for 9,428,276 Preferred C-1 Shares, (ii) warrants exercisable for 1,445,360 Preferred D-1 Shares, and (iii) options to purchase 11,784,887 ordinary shares under the Issuer’s 2015 Equity Incentive Plan. In addition, certain shareholders are party to subscription agreements under which they are obligated to purchase 7,646,002 Preferred D-1 Shares and upon such purchase will receive warrants exercisable for 191,149 Preferred D-1 Shares. All (i) issued and outstanding Ordinary Shares, Preferred A Shares, Preferred A-1 Shares, Preferred B Shares, Preferred C-1 Shares, Preferred C-2 Shares, Preferred D-1 Shares, Preferred D-2 Shares, Preferred D-3 Shares and Preferred D-5 Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, and (ii) the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Ordinary Shares, Preferred A Shares, Preferred A-1 Shares, Preferred B Shares, Preferred C-1 Shares, Preferred C-2 Shares, Preferred D-1 Shares, Preferred D-2 Shares, Preferred D-3 Shares and Preferred D-5 Shares or other equity interests in the Issuer (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no securities or instruments issued by or to which the Issuer is a party containing antidilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the Ordinary Shares to be issued pursuant to any Other Subscription Agreement. Immediately following the Closing Date, there will be no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Business Combination Agreement. There are no outstanding contractual obligations of the Issuer to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

2.2.6       Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. federal, state or local governmental authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by the Transaction Documents, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws and filings required to consummate the Transactions as provided under the Business Combination Agreement and any other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings, the absence of which would not have an Issuer Material Adverse Effect.

2.2.7        The Issuer has provided Subscriber an opportunity to ask questions regarding the Issuer and made available to Subscriber all the information reasonably available to the Issuer that Subscriber has reasonably requested to make an investment decision with respect to the Shares.

2.2.8        The Issuer is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

2.2.9        Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any securities of Issuer or solicited any offers to buy any securities of Issuer under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.10      No Disqualification Event is applicable to the Issuer or, to the Issuer’s knowledge, any Issuer Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Issuer has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Issuer Covered Person” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.11      Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer, nor any person acting on its behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.12      Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of 7,635,000 Ordinary Shares for an aggregate purchase price of $76,350,000 (including the Shares purchased and sold under this Subscription Agreement). The Issuer has not entered into any subscription agreement, side letter or other agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer other than the Other Subscription Agreements. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same per share purchase price and terms that are no more favorable to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

2.2.13      As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened, suits, actions, proceedings or investigations, which, if determined adversely to the Issuer, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer, which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.14      The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

2.2.15      The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of the Transaction Documents (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 4, (iv) those required by the Nasdaq, and (v) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.16      Immediately following the Closing, the SPAC will be a wholly-owned subsidiary of the Issuer and there will be no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the SPAC any equity interests in the SPAC, or securities convertible into or exchangeable or exercisable for such equity interests.

3.             Settlement Date and Delivery.

3.1.1        Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of (the “Closing Date”), and substantially concurrently with the consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied. Subscriber shall deliver to the Issuer at least (2) Business Days prior to the anticipated Closing Date, the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer or an investment bank on its behalf in escrow until the Closing. On or prior to the Closing Date, the Issuer shall issue the Shares to Subscriber and subsequently cause the Shares to be registered in book entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws). Notwithstanding the foregoing, if the Subscriber informs the Issuer (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures provided above, the following shall apply: the Subscriber shall deliver as soon as practicable prior to the Closing on the Closing Date, following receipt of evidence from the Issuer’s transfer agent of the issuance to the Subscriber of the Shares on and as of the Closing Date, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to an account of the Issuer as specified by the Issuer in the Closing Notice against delivery by the Issuer to the Subscriber of the Shares in book entry form, or if required by the Subscriber, certificated form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Issuer’s transfer agent of the issuance to the Subscriber of the Shares on and as of the Closing Date. In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Issuer and the Subscriber, the Issuer shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return any Purchase Price so delivered by Subscriber to the Issuer by wire transfer in immediately available funds without any deduction for or on account of any tax, withholding, charges, or set-off to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, Subscriber acknowledges and agrees that (i) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 herein, Subscriber shall remain obligated (A) to redeliver funds to an account specified by the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing on the Closing Date and immediately following the consummation of the Transactions. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Friday, Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or Tel-Aviv, Israel.

3.2           Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer, on or prior to the Closing Date, of each of the following conditions:

3.2.1        Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such other date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such other date), with the same force and effect as if they had been made on and as of said date, but in each case (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in a Subscriber Material Adverse Effect.

3.2.2        Closing of the Transactions. The Transactions set forth in the Business Combination Agreement shall have been or will be consummated substantially concurrently with the Closing.

3.2.3        Legality. There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States or Israel enjoining or prohibiting the consummation of the Subscription.

3.2.4        Compliance with Covenants. The Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

3.3           Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1        Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such other date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such other date), with the same force and effect as if they had been made on and as of said date, but in each case (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in an Issuer Material Adverse Effect.

3.3.2        Closing of the Transactions. All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction (as determined by the parties to the Business Combination Agreement) or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions set forth in the Business Combination Agreement shall have been or will be consummated substantially concurrently with the Closing.

3.3.3         Legality. There shall not be in force any order, judgment or injunction entered by or with any governmental authority in the United States or Israel enjoining or prohibiting the consummation of the Subscription, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such injunction or prohibition.

3.3.4        Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

3.3.5        Nasdaq. The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance and no suspension of the qualification of the Ordinary Shares for offering or sale or trading on Nasdaq and, to the knowledge of the Issuer, no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred.

3.3.6        No Modification of Business Combination Agreement. No amendment, waiver or modification of the Business Combination Agreement shall have occurred that materially and adversely affects Subscriber’s economic benefits under this Subscription Agreement.

3.3.7        No Amendment of Other Subscription Agreement. There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Subscribers thereunder unless the Subscriber has been offered the same benefits.

3.3.8        Consents. All consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq and any stockholder approval required by the rules and regulations of Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Issuer from consummating the transactions contemplated hereby, including the issuance and sale of the Shares to the Subscriber.

3.3.9        No MAE. There shall not have occurred any Issuer Material Adverse Effect, Company Material Adverse Effect (as defined in the Business Combination Agreement) or SPAC Material Adverse Effect (as defined in the Business Combination Agreement).

4.             Registration Statement.

4.1            The Issuer agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Shares and naming the Subscriber as a selling shareholder thereunder (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement, in which case the Issuer’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. Upon notification by the Commission that any Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. For purposes of this Section 4, the Shares included in the Registration Statement shall include, as of any date of determination, the Shares and any other equity security of the Issuer issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

4.2            The Issuer shall, upon reasonable request, inform Subscriber as to the status of the registration effected by the Issuer pursuant to this Subscription Agreement. At its expense the Issuer shall:

4.2.1       except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Shares and (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including any volume and manner of sale restrictions under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

4.2.2        advise Subscriber within five (5) Business Days:

(a)               when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(b)               after it shall receive notice or obtain knowledge thereof, of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(c)               after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

(d)               of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer or subject the Issuer to any duty of confidentiality beyond the existence of such notice;

4.2.3       use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.2.4        upon the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5        until the Subscriber no longer holds any Shares, use its commercially reasonable efforts to cause all Shares to be listed on each national securities exchange or market, if any, on which the Issuer’s Ordinary Shares are then listed;

4.2.6        use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and provide all customary and reasonable cooperation necessary to enable Subscriber to resell the Shares pursuant to the Registration Statement; and

4.2.7        use its commercially reasonable efforts to file in a timely manner (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports and other documents under the Exchange Act necessary to enable the Subscriber to resell the Shares pursuant to the Registration Statement. For as long as the Subscriber holds Shares, Issuer will use commercially reasonable efforts to file in a timely manner (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports and other documents under the Exchange Act necessary to enable the Subscriber to resell the Shares pursuant to Rule 144. Issuer shall, at its sole expense, upon appropriate notice from the Subscriber stating that Shares have been sold or transferred pursuant to an effective Registration Statement or Rule 144 and otherwise in compliance with applicable law (including, as applicable, in the case of the transfer of any Shares, the delivery to Issuer of a duly executed and stamped (unless exempt) instrument of transfer), timely prepare and deliver certificates or evidence of book-entry positions representing the Shares to be delivered to a transferee pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as the Subscriber may request. Further, Issuer, at its sole expense, and subject to applicable law, shall use commercially reasonable efforts to cause its legal counsel to (a) issue to the transfer agent and maintain a “blanket” legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter and other such documentation as Issuer’s counsel reasonably deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (b) if the Shares are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of the Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to a requesting Subscriber; provided, that in the case of a request to remove such restrictive legends in connection with a sale or transfer of Shares pursuant to clause (a) or (b) above, Issuer shall use its commercially reasonable efforts to cause Issuer’s transfer agent to remove any such applicable restrictive legends in connection with such sale or transfer within two (2) Business Days of such request and receipt by legal counsel to the Issuer of all customary representation letters and other documentation necessary to issue the opinion in respect of the legend removal.

4.3           Other than as set forth in this Agreement, the Issuer shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of the Shares under the Registration Statement.

4.4            Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain material non-public information and which notice shall not be subject to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will promptly discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales (which notice shall not contain material non-public information and which notice shall not be subject to any duty of confidentiality). If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, the Issuer shall use its commercially reasonable efforts to cause its transfer agent to deliver unlegended Ordinary Shares to a transferee of the Subscriber in connection with any sale of Shares with respect to which the Subscriber has entered into a contract for sale, prior to the Subscriber’s receipt of the notice of a Suspension Event and for which the Subscriber has not yet settled.

4.5           The Issuer and Subscriber agree that:

4.5.1        The Issuer agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its directors, officers, employees, and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, employees, and agents of such control person, from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in the Registration Statement, (B) in connection with any failure of such person to deliver or cause to be delivered, to the extent required, a prospectus made available by the Issuer in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Issuer, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.4 hereof. The Issuer shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Issuer is aware.

4.5.2        Subscriber agrees, severally and not jointly with any Other Subscriber or person that is a party to the Other Subscription Agreements or selling shareholder named in the Registration Statement, to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors, officers, employees and agents and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

4.5.3        Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.5.4        The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

4.5.5        If the indemnification provided under this Section 4.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

4.6           Subscriber may deliver written notice (including via email in accordance with this Subscription Agreement) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.6) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

4.7           For purposes of this Section 4, “Subscriber” shall include any person to whom the rights under this Section 4 shall have been duly assigned.

5.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if any of the conditions to Closing set forth in this Subscription Agreement are not satisfied or waived by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, and (iv) in the event the Closing shall not have occurred, March 11, 2022; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Shares, the Issuer shall promptly (but not later than two (2) Business Days after the date of such termination) return the Purchase Price to Subscriber by wire transfer in immediately available funds without any deduction for or on account of any tax, withholding, charges, or set-off to the account specified by Subscriber.

6.             Miscellaneous.

6.1           Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1        Subscriber acknowledges that the Issuer, the SPAC and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations and warranties of the Subscriber contained in this Subscription Agreement to the extent such representations and warranties relate to such Placement Agent.

6.1.2        Each of the Issuer, the SPAC and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3        The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Issuer agrees to keep confidential any such information provided by Subscriber.

6.1.4        Each of Subscriber and the Issuer shall pay all of their own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.5        Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein.

6.1.6       Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities, in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act), or execute any “short sales” with respect to any Shares or any securities of the SPAC or any instrument exchangeable for or convertible into any Shares or any securities of the SPAC until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Subscriber (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales; (ii) in the case of a Subscriber that is a multi-managed investment vehicle, this Section 6.1.6 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement; and (iii) the restrictions in this Section 6.1.6 shall not apply to (1) the exercise of any redemption right with respect to the securities of the SPAC held by the Subscriber, (2) any sale of securities of the Issuer or the SPAC purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (3) ordinary course hedging transactions.

6.2             Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Issuer, to:

Memic Innovative Surgery Ltd.
6 Yonatan Netanyahu
Or Yehuda 6037604, Israel
Attention:	Dvir Cohen
Noam Atar
Email:	dvirco@memicmed.com
noam@memicmed.com

with copies (which shall not constitute notice) to:

Greenberg Traurig, P.A.
333 SE 2nd Avenue
Suite 4400
Miami, Florida 33131
Attention:	Bob Grossman
Daniella Silberstein
E-mail:	grossmanb@gtlaw.com
silbersteind@gtlaw.com

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention:	Joseph A. Herz
E-mail:	herzj@gtlaw.com

(iii)	if to the SPAC, to:

Med Tech Acquisition Corporation
600 Fifth Avenue, 22nd Floor
New York, New York 10022
Attention:	Karim Karti
Email:	karimkarti99@gmail.com

Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Attention:	Kevin M. Shuler
Curt P. Creely
E-mail:	kshuler@foley.com
ccreely@foley.com

6.3           Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4           Modifications and Amendments. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party. Additionally, this Subscription Agreement may not be amended, modified or terminated, and the Issuer may not waive any rights under this Agreement, without the prior written consent of the SPAC (not to be unreasonably withheld, conditioned or delayed).

6.5           Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares acquired hereunder, if any, and the Subscriber’s rights under Section 4 hereof, and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign its all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber) without the prior consent of the Issuer; provided that (x) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve the Subscriber of its obligations hereunder if any such assignee fails to fully perform such obligations.

6.6            Benefit.

6.6.1        Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns except as provided in Section 4.5. Notwithstanding the foregoing, the SPAC is an express third-party beneficiary of Sections 6 and Section 8.

6.6.2        Each of the Issuer and Subscriber acknowledges and agrees that (i) this Subscription Agreement is being entered into in order to induce the SPAC to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, the SPAC would not enter into the Business Combination Agreement, (ii) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the SPAC, and (iii) the SPAC may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Purchase Price to be paid and the Closing to occur) each of the covenants and agreements of each of the Issuer and Subscriber under this Subscription Agreement.

6.7           Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8           Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9           Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.10          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11          Remedies.

6.11.1      The parties agree that Subscriber, the Issuer and SPAC may suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that Subscriber, the SPAC and the Issuer shall be entitled to seek equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include (a) the right of the Issuer or the SPAC to cause Subscriber to cause the transactions contemplated hereby to be consummated, (b) the right of the SPAC to cause the Issuer to cause the transactions contemplated hereby to be consummated, and (c) the right of Subscriber to cause the Issuer to cause the transactions contemplated hereby to be consummated.

6.11.2      The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.11.3      In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.12          Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur immediately following the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect unless and until this Subscription Agreement is terminated in accordance with its terms.

6.13         No Broker or Finder. Other than the Placement Agents (which have been engaged by the Issuer in connection with this Subscription), each of the Issuer and Subscriber each represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Issuer and Subscriber agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14          Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15          Counterparts. This Subscription Agreement may be executed and delivered in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16         Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof (it being understood that the number of Shares and Purchase Price per Share set forth in this Subscription Agreement assumes that the Issuer has effected a stock split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00, and no further adjustment shall be required on account of such stock split).

6.17         Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6.18         PFIC Matters. The Issuer shall determine whether the Issuer is a “passive foreign investment company,” as defined in Section 1297 of the Code (a “PFIC”). In the event that the Issuer determines that it is a PFIC, the Issuer shall notify the Subscibers of such determination. The Issuer shall, within 90 days after the end of the Issuer’s fiscal year, provide the Subscribers with: (i) a PFIC Annual Information Statement or an Annual Intermediary Statement, as applicable and in each case within the meaning of U.S. Treas. Reg. Section 1.1295-1(g), and such other information, documentation and agreements as the Subscribers may reasonably require timely to file and maintain an effective “qualified electing fund” election with respect to the Issuer pursuant to Section 1295 of the Code; or (ii) if applicable, such information and documentation as the Subscribers may reasonably require to file a timely “mark to market” election with respect to the Issuer pursuant to Section 1296 of the Code.

7.             Disclosure.

7.1           Consent to Disclosure. The Issuer shall not (and shall cause its affiliates officers, directors, employees and agents including, without limitation, the Placement Agents, not to) publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber without the prior written consent (including by e-mail) of Subscriber (which such consent, if provided prior to the date hereof, shall remain valid unless and until revoked in a subsequent written notice to the Issuer) (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of any national securities exchange on which the Issuer’s securities are listed for trading or (C) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communications previously approved in accordance with this Section 7.1, in which case the Issuer shall provide the Subscriber with prior written notice of such disclosure permitted under subclauses (A)-(C) and shall reasonably consult with the Subscriber regarding such disclosure.

7.2           Cleansing Disclosure. The Issuer shall use reasonable commercial efforts to cause the SPAC to, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement (the time of such filing, “Disclosure Time”), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that the Issuer or any of its representatives, affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents, has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, the Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its representatives, affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents and thereafter the Issuer and its representatives, affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents will not provide material, nonpublic information to the Subscriber without the Subscriber’s express prior written consent (including by email). Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer, any of its representatives, affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents. The Issuer understands and confirms that the Subscriber and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Issuer.

8.             Trust Account Waiver. From anything to the contrary set forth herein, Subscriber acknowledges that it has read the Investment Management Trust Agreement, dated as of December 17, 2020, by and between the SPAC and Continental Stock Transfer & Trust Company, a New York corporation, and understands that the SPAC has established the trust account described therein (the “Trust Account”) for the benefit of the SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Subscriber further acknowledges and agrees that the SPAC’s sole assets consist of the cash proceeds of the SPAC’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, Subscriber hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and the SPAC to collect from the Trust Account any monies that may be owed to them by the SPAC or any of its affiliates in each case, in connection with this Subscription Agreement, and will not seek recourse against the Trust Account at any time in connection with this Subscription Agreement, including for any knowing and intentional material breach by any of the parties to this Subscription Agreement of any of its representations or warranties as set forth in this Subscription Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Subscription Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Subscription Agreement; provided, however, that nothing in this Section 9 (x) shall serve to limit or prohibit the Subscriber’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that the Subscriber may have in the future against Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of securities of the SPAC acquired by any means, other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the SPAC. In the event Subscriber has any Claim against the SPAC under this Subscription Agreement, Subscriber shall pursue such Claim solely against the SPAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account. This Section 8 shall survive the termination of this Subscription Agreement for any reason.

9.            Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell the Shares to the public without registration are available to holders of the Issuer’s ordinary shares and until the Subscriber ceases to hold any Shares, the Issuer shall, at its expense:

9.1           use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144 for so long as the Subscriber holds any Shares;

9.2           provide customary and reasonable cooperation necessary to enable Subscriber to resell the Shares pursuant to Rule 144, including, but not limited to, furnishing to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

9.3           In connection with any resale by Subscriber of Shares in connection with this Section 9, if required by the Issuer’s transfer agent and subject to the delivery by the Subscriber of any customary and reasonable representations or other documentation in connection therewith, the Issuer will promptly use its commercially reasonable efforts to cause an opinion of counsel to be delivered to its transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend.

10.           The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

MEMIC INNOVATIVE SURGERY LTD.

By:
Name: Dvir Cohen
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

Accepted and agreed this [____] day of August, 2021.

SUBSCRIBER:

By:
Name:
Title:

Date: August ___, 2021

Name of Subscriber:

(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):_________________

Email Address:

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship

☐	Tenants-in-Common

☐	Community Property

Subscriber’s EIN:

Business Address-Street:

City, State, Zip:

Signature of Joint Subscriber, if applicable:

By:
Name:
Title:

Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)

Joint Subscriber’s EIN:

Mailing Address-Street (if different):

City, State, Zip:

Attn:

Telephone No.:

Facsimile No.:

Aggregate Number of Shares subscribed for:

Attn:

Telephone No.:

Facsimile No.:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972 (“Consolidated Farm and Rural Development Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐	is an investment adviser registered under the Investment Advisers Act; or

☐	is an institutional accredited investor, as defined below, that does not qualify for any other category of “Qualified Institutional Buyer” listed herein.

☐	The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐	The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐	The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies[1] which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐	The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐	The Subscriber is a as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories (as well as certain other categories applicable to individual investors), or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber qualifies as an institutional “accredited investor” as defined in Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13).

1“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.

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